Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference into the prospectus constituting part of this registration statement on Form S-8, of our report dated March 5, 2001, relating to the December 31, 2000 and 1999 financial statements of 1Stopsale.com Holdings Inc., appearing in the annual report of 1Stopsale.com Holdings Inc. (currently known as Global Energy Group, Inc.) on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts".


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.
Salt Lake City, Utah
October 30, 2001